SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 18, 2004

FLOWERS FOODS, INC.

(Exact name of registrant as specified in its charter)

Georgia	1-16247	58-2582379

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1919 Flowers Circle, Thomasville, GA	31757

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(229) 226-9110

ITEM 7. Financial Statements and Exhibits.

c. Exhibits.

The following exhibit is furnished as part of this Report:

EXHIBIT NUMBER	EXHIBIT

99.1	Press release of Flowers Foods, Inc. dated March 18, 2004

ITEM 9. Regulation FD Disclosure.

     On March 18, 2004 Flowers Foods, Inc. (the “company”) issued a press release announcing the filing of its Annual Report on Form 10-K for the fiscal year ended January 3, 2004 (the “Form 10-K”) with the Securities and Exchange Commission and the reclassification of certain interest income related to its distributor notes previously recorded as a servicing fee to interest income in the Consolidated Statements of Income contained therein. The reclassification affects the fiscal years ending January 3, 2004, December 28, 2002 and December 29, 2001. The company reported that the reclassification had no effect on amounts reported as sales or income from continuing operations. The reclassification also had no effect on fiscal years prior to fiscal 2001.

     The company also announced the availability of the Form 10-K and its corporate governance documents on its website at www.flowersfoods.com.

     A copy of the press release is furnished with this Report as Exhibit 99.1 and is incorporated herein by reference.

     This information, furnished under this “Item 9. Regulation FD Disclosure,” is intended to be furnished under “Item 12. Disclosure of Results of Operations and Financial Condition” of Form 8-K. Consequently the information is not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section. Furthermore, the information in this Report, including the exhibits, may only be incorporated by reference into the filings of the registrant under the Securities Act of 1933, as amended, or the Exchange Act if such subsequent filings specifically reference this Form 8-K.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWERS FOODS, INC.

	By:	/s/ Jimmy M. Woodward

Date: March 18, 2004		Name: Jimmy M. Woodward Title: Sr. Vice-President, Chief Financial Officer and Chief Accounting Officer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT

99.1	Press release of Flowers Foods, Inc. dated March 18, 2004